UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
July 29, 2011
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)
18111 Von Karman, Suite 700
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Upcoming Retirement of Company’s President and Chief Strategy Officer
     On July 27, 2011, Patrick B. Cline, the Company’s President, Chief Strategy Officer and a member of its Board of Directors, notified the Company that he intended to retire from all of his positions with the Company and its affiliates later this calendar year. On July 29, 2011, the Company and Mr. Cline entered into a Separation Agreement and General Release of All Claims (“Retirement Agreement”) concerning Mr. Cline’s upcoming termination of employment.
     Under the terms of the Retirement Agreement, Mr. Cline will continue to serve as the Company’s President, Chief Strategy Officer and, if elected, a member of its Board of Directors, until December 1, 2011 (the “Retirement Date”). On the Retirement Date, Mr. Cline will (i) retire from all of his positions with the Company and its affiliates, and (ii) will be paid all unpaid base salary, together with any accrued but unused vacation pay, less state and federal taxes and other required withholding, from the last regular pay period of the Company through the Retirement Date.
     Provided that Mr. Cline (i) does not revoke the Retirement Agreement prior to the expiration of the applicable seven day revocation period provided by law, (ii) signs and does not rescind the Second Release, which extends his general release of claims through the Retirement Date, and (iii) does not have his employment with the Company terminated for cause (as defined in the Retirement Agreement), the Company will pay Mr. Cline a pro-rata bonus payment (the “Pro-Rata Bonus Payment”) equal to two-thirds of the cash bonus amount the Company would have paid to Mr. Cline under the Company’s 2012 Compensation Program (the “Program”) if Mr. Cline had been employed by the Company through the Program’s bonus eligibility date. The Company shall pay the Pro-Rata Bonus Payment on the same terms and at the same time the other executives of the Company are paid their cash bonus payments, if any, under the Program. As consideration for the Pro-Rata Bonus Payment, Mr. Cline shall provide the Company and its affiliates with a general release of claims, subject to certain statutory exceptions set forth in the Retirement Agreement.
     Any revocation of the Retirement Agreement or Second Release shall not affect the finality of the Mr. Cline’s retirement from the Company on the Retirement Date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 3, 2011

QUALITY SYSTEMS, INC.
By:	/s/ James J. Sullivan
James J. Sullivan
Executive Vice President, General Counsel and Secretary